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                                                                  Exhibit 10.2



                       THIRD AMENDMENT TO CREDIT AGREEMENT

         ENTERED INTO by and between AMERICAN HEALTHWAYS, INC., formerly know as American Healthcorp, Inc. a Delaware corporation (the "Borrower"), and SUNTRUST BANK, a Georgia state bank (the "Lender"), as of this 21st day of December, 2001.

                                    RECITALS:

         1. Borrower entered into a Credit Agreement with Lender dated January 4, 2000, as amended by that certain First Amendment to Credit Agreement dated May 12, 2000, as further amended by that certain Second Amendment to Credit Agreement effective as of January 4, 2001 (herein the "Credit Agreement").

         2. Borrower desires that the Lender extend it additional credit, and the Lender is willing to extend such additional credit pursuant to the terms and conditions contained herein.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Borrower and the Lender agree as follows:

         1. The definition of "Borrowing Base" as set forth in Section 1.1 of the Credit Agreement shall be amended and restated as follows:

                  "Borrowing Base" shall mean the lesser of: (i) $15,000,000, or
         (ii) the sum of (a) Borrower's cash and cash equivalents, plus (b) an amount equal to fifty percent (50%) of Eligible Accounts Receivable, as such exist on any date of calculation.

         2. The definition of "LC Commitment" as used in Section 1.1 of the Credit Agreement shall be amended and restated as follows:

                  "LC Commitment" shall mean that portion of the Aggregate Revolving Commitments that is used by the Borrower for the issuance of Letters of Credit.

         3. The definition of "Maturity Date" as set forth in Section 1.1 of the Credit Agreement shall be amended and restated as follows:

                  "Maturity Date" shall mean the earlier of (a) March 31, 2003 and (b) that date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable pursuant to the provisions of Article 8.

         4. The Section 2.1.A(a) shall be amended and restated to read as follows:

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                  Section 2.1.A. Letters of Credit. (a) From the date hereof through March 29, 2002 and provided that no Default or Event of Default has occurred, the Lender agrees to issue, at the request of the Borrower, Letters of Credit for the account of the Borrower on the terms and conditions hereinafter set forth; provided, that (i) each Letter of Credit shall expire on the earlier of (A) the date one year after the date of issuance of such Letter of Credit (or in the case of any renewal or extension thereof, one year after such renewal or extension) and (B) the date that is five (5) Business Days prior to the Maturity Date; and (ii) the Borrower may not request any Letter of Credit, if, after giving effect to such issuance the LC Exposure, plus the outstanding Advances would exceed the Borrowing Base. The issuance of any Letter of Credit shall reduce the Borrower's ability to receive Advances under the Revolving Credit Note by an amount equal to the face amount of the Letter of Credit for so long as the Letter of Credit remains outstanding. In the event that for any reason, the sum of the LC Exposure, plus outstanding Advances exceeds the Borrowing Base, the Borrower agrees to pay to the Lender immediately on demand such amount as would reduce the sum of the LC Exposure, plus outstanding Advances to an amount that is equal to or less than the Borrowing Base. Such prepayment, if required, shall be subject to the provisions of Section
         2.12. herein.

         5. The Credit Agreement is not amended in any other respect.

         6. The Borrower reaffirms its obligations under the Credit Agreement and agrees that its obligations thereunder are its true and lawful obligations, enforceable in accordance with its terms, subject to no defense, counterclaim, or objection.

         ENTERED INTO as of the date first above written.


                                         BORROWER:

                                         AMERICAN HEALTHWAYS, INC.

                                         By:
                                            ------------------------------------

                                         Title:
                                               ---------------------------------


                                         LENDER:

                                         SUNTRUST BANK

                                         By:
                                            ------------------------------------

                                         Title:
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